Capital Private Client Services Funds
6455 Irvine Center Drive, Irvine, California 92618
Telephone (949) 975-5000

Registrant:  Capital Private Client Services Funds
File: 811-22349

Exhibit Item No. 77Q1 (g)

The Form of Agreement and Plan of Reorganization, dated March 25, 2011, by and among Endowments Growth and Income Portfolio and Capital Private Client Services Funds (the Registrant) is incorporated herein by reference from the Registration Statement of the Registrant on Form N-14/A filed with the Securities and Exchange Commission on February 24, 2011
(File No. 333-171358 / Accession No. 0001474365-11-000019).